EXHIBIT  4(c).1


                              CONSULTING AGREEMENT
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     THIS AGREEMENT made as of the 1stday of April, 2000 (the "EFFECTIVE DATE").
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B  E  T  W  E  E  N:

                              KAM  SHAH
                              ---------

                              (hereinafter referred to as the "CONSULTANT")

                                                               OF THE FIRST PART

                              -  and  -

                              DEALCHECK.COM INC., a corporation incorporated
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                              under the laws of the province of Ontario,

                              (hereinafter referred to as the "CORPORATION")

                                                              OF THE SECOND PART


          WHEREAS the Consultant has certain considerable expertise in the area of accounting, treasury and statutory compliances

          AND WHEREAS the Corporation is engaged as Internet development and fulfilment services company (the CORPORATION'S BUSINESS);

          AND WHEREAS the Corporation desires to obtain and apply the expertise of the Consultant to the Corporation's Business:

          THIS AGREEMENT WITNESSES that in consideration of Ten Dollars ($10.00) paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged by each, together with the covenants and agreements herein contained, the parties hereto agree as follows:

1.     CONSULTING  SERVICES - The Corporation hereby retains the services of the
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Consultant,  on  a  non-exclusive  basis,  and  the  Consultant hereby agrees to provide  the consulting services to the Corporation described in this Agreement.
2.     SCOPE  OF  SERVICES - The Consultant shall act as CHIEF FINANCIAL OFFICER
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of  the  Corporation  until  the  duration  of this agreement and render all the services  usually  associated  with  such  title.


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3.     QUALIFICATIONS  - The Consultant represents that he has all the necessary
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knowledge,  experience,  abilities,  qualifications and contracts to effectively perform the Services. The Consultant represents that he shall provide the Services in such manner as to permit the Corporation to have full benefit of the Consultant's knowledge, experience, abilities, qualifications and contacts and that it shall provide the Services in strict compliance with all applicable laws and regulations.

4.     TERM  OF  AGREEMENT  - The provision of services by the Consultant to the
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Corporation hereunder shall commence on the Effective Date and shall, subject to
Section 14 of this Agreement, remain in force until March 31, 2005. Thereafter, the Corporation may in its sole discretion extend this Agreement for a further 5-year term, with any additional extensions subject to Section 14.

5.     COMPENSATION  -  In full consideration of the Consultant's performance of
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the  Services  after the Effective Date the Corporation shall pay the Consultant the sum of $6,000 per month during the first year of this agreement. The consultant's fee for the remaining years of the term shall be mutually agreed at the beginning of each of the years. In addition, the Corporation shall grant to the Consultant options (the CONSULTANT OPTIONS) pursuant to and in accordance with the option Plan that may be approved by the shareholders from time to time. The number and price of options will be decided by the Board of directors of the Corporation.

6.     REIMBURSEMENT  OF  EXPENSES  -  Consultant  shall  be  entitled  to  full
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reimbursement  of expenses incurred by him in connection with the affairs of the
Corporation including travel, entertainment, parking and cellular phone expenses.

7.     CONFIDENTIAL  INFORMATION-
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     (1)  As  used  herein  the  words  "CONFIDENTIAL  INFORMATION"  include:

          (1) such information as a director, officer or senior employee of the Corporation may from time to time designate to the Consultant as being included in the expression "Confidential Information";

          (2) any secret or trade secret or know how of the Corporation or any information relating to the Corporation or to any person, firm or other entity with which the Corporation does business which is not known to persons outside the Corporation including, without limitation, the commission of or results from any exploration conducted or authorized by the Corporation or its agents in connection with any of the Corporation's mining properties or claims;

          (3) any information, process or idea that is not generally known outside of the Corporation;


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          (4)  all  proprietary  information  relating  to  the Corporation; and

          (5) all investor information now existing or currently under development by the Corporation.

          The Consultant acknowledges that the foregoing is intended to be illustrative and that other Confidential information may currently exist or arise in the future.

     (2) The Corporation and the Consultant acknowledge and agree that the relationship between them is one of mutual trust and reliance.

     (3) The Consultant acknowledges that he may be exposed from time to time to information and knowledge, including Confidential Information, relating to all aspects of the business of the Corporation, the disclosure of any of which to the Corporation's competitors, customers, or the general public may be highly detrimental to the best interests of the Corporation.

     (4) The Consultant acknowledges that the business of the Corporation cannot be properly protected from adverse consequences of the actions of the Consultant other than by restrictions as hereinafter set forth.

     (5) The Consultant agrees that he will not disclose at any time during the term of this Agreement or after termination of this Agreement any of the Confidential Information (whether or not conceived, originated, discovered or developed in whole or in part by the Consultant) it being expressly acknowledged and agreed by the Consultant that the Confidential Information shall be kept strictly confidential at all times. The Confidential Information shall not include any information, which is already in the public domain or becomes so through no fault of the Consultant.

     (6) In the event this Agreement is terminated for any reason whatsoever, whether by passage of time or otherwise, the Consultant shall forthwith upon such termination return to the Corporation each and every copy of any Confidential Information (including all notes, records and documents pertaining thereto) in the possession or under the control of the Consultant at that time, and the Consultant shall continue to be subject to the restrictions of this Section 7 notwithstanding termination of this Agreement.


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     (7)  The Consultant hereby acknowledges that, as between the Consultant and the Corporation, the Corporation is and shall remain the sole owner of all right, title and interest in the Confidential Information, including, but not limited to any and all rights and copyright, patent, trade secret and trade mark. In the event this Agreement is terminated for any reason whatsoever, whether by affluxion of time or otherwise, the Consultant shall forthwith upon such termination return to the Corporation each and every copy of any Confidential Information (including all notes, records and documents pertaining thereto) in the possession or under the control of the Consultant at that time.

8.     NON-COMPETITION  -  The  Consultant  agrees with the Corporation that the
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Consultant  will  not, for the period commencing on the Effective Date and until six (6) months following the date of termination of this Agreement, participate directly or indirectly, in any business which is substantially similar to the Corporation's Business or competitive with the Corporation's Business anywhere within Canada whether:

     (1)  as  a  principal  or  partner;

     (2) in conjunction or association with any incorporated or unincorporated entity as an officer, director or similar official of any incorporated or unincorporated entity (including, without restricting the generality of the foregoing any corporation, partnership, joint venture, association, syndicate or trust) engaged in any of the activities included as part of the Corporation's Business (each of which entities is hereinafter referred to as the "OTHER ENTITY");

     (3) as the consultant or advisor to or agent of any Other Entity be engaged in any manner whatsoever, directly or indirectly, in the vermiculite industry;

     (4) as a holder of shares in any Other Entity engaged in a vermiculite-related business in such number which, together with all shares in such Other Entity which are subject to an agreement to, or which in fact, vote (or otherwise act) in concert with the Consultant, exercise the effective control of any such Other Entity;

     (5) by canvassing or soliciting on behalf of the Other Entity orders for the Corporation's Business; or

     (6) by providing, directly or indirectly, financial or other assistance to a business which is substantially similar to or competitive with the Corporation's Business.

9.     CONSULTANT  NOT  AN EMPLOYEE - The parties acknowledge and agree that the
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Consultant  shall  provide  the  Services  to  the Corporation as an independent contractor and not as an employee of the Corporation and that an employer-employee relationship is not created by this Agreement. The Consultant shall have no power or authority to bind the Corporation or to assume or create


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any  obligation  or  responsibility,  expressed or implied, on the Corporation's behalf, or in its name, nor shall it represent to anyone that it has such power or authority, except as expressly provided in this Agreement. As the Consultant is not an employee of the Corporation, he shall not be entitled to receive from the Corporation any benefits whatsoever and the Corporation shall not be required to make contributions for unemployment insurance, Canada Pension, workers' compensation and other similar levies in respect of any fee for services to be paid to the Consultant pursuant to this Agreement.

10.     NO  DEROGATORY REMARKS - The Consultant agrees with the Corporation that
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from  and  after the Effective Date the Consultant and the Corporation shall not make any derogatory remarks regarding the Corporation and the Consultant, respectively, and that the Consultant will not take any act as a result of which the relations between the Corporation and its suppliers, customers, employees or others may be impaired or which act may otherwise be detrimental to the business of the Corporation as the same is now or may hereafter be carried on by the Corporation. The Corporation shall be affixed with the same policy as the Consultant in this regard.

11.     CONSULTANT  SHALL NOT CONTRACT ON BEHALF OF CORPORATION - The Consultant
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shall  not  enter into any contract or commitment in the name of or on behalf of the Corporation or bind the Corporation in any respect whatsoever, nor shall he represent to anyone that he has such power or authority other than the powers and authority vested in him under the terms of this agreement.

12.     USE  OF CONSULTANT'S WORK - Notwithstanding any other provisions of this
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Agreement, the Corporation shall not be bound to act on or otherwise utilize the
Consultant's advice or materials produced by the Consultant in the performance of the Services.

13.     TERMINATION  -
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     (1)  This  Agreement  shall,  if  not previously terminated as provided for herein, automatically be terminated at the close of business March 31, 2005, subject to the sole discretion of the Corporation to extend the Agreement for a further 5-year term. Thereafter, unless either party has given 10 days prior written notice, the Agreement will be automatically extended for further 5-year terms. Any options not exercised at the time of notice of termination shall expire fourteen
          (14)  days  after  the  date  of  the  written  notice of termination.

     (2) This Agreement may be immediately terminated by mutual consent of the parties at any time during the term of this Agreement, except that if the agreement is terminated by the Corporation before the expiry of the term without any cause, Consultant shall be entitled to a lump sum compensation of $250,000.


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     (3)  The  Corporation  or  the  Consultant  may  immediately terminate this
          Agreement in the event that the other party is in breach of any of the terms or conditions of the Agreement applicable to that other party.

     (4) This Agreement shall be terminated automatically and with immediate effect if at any time either the Corporation or the Consultant becomes insolvent or voluntarily or involuntarily bankrupt, or makes an assignment for the benefit of either party's creditors.

     (5) notwithstanding any other provision hereon, upon termination of this Agreement by the Corporation pursuant to subsections 14(a), (c) or (d) above,

14.     INDEMNIFICATION  -  The  Corporation  hereby  agrees  to  indemnify  the
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Consultant  and save him harmless from and against any and all losses, expenses, liabilities, claims (including fines, penalties and interest thereon), costs (including legal costs on a solicitor-client basis) and damages for or by reason of or in any way arising out of the Consultant's compliance with the terms of this Agreement.

15.     AMENDMENTS  AND  WAIVERS - No amendment to this Agreement shall be valid
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or  binding unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

16.     ASSIGNMENT  - The Consultant shall not assign, transfer, sub-contract or
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pledge this Agreement or any rights or the performance of any obligation arising under  this  Agreement,  without  the  prior written consent of the Corporation.

17.     SURVIVAL  - Without limitation, the parties acknowledge that Sections 7,
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8  and  14  shall  survive  the  termination  of  this  Agreement.

18.     SEVERABILITY  -  If  any provision of this Agreement is determined to be
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invalid  or  unenforceable  in  whole  or  in  part,  such  invalidity  or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

19.     FURTHER  ASSURANCES  -  Each  party  hereto  agrees  from  time to time,
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subsequent  to  the  date hereof, to execute and deliver or cause to be executed and delivered to the other of them such instruments or further assurances as may, in the reasonable opinion of the other of them, be necessary or desirable to give effect to the provisions of this Agreement.


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20.     GOVERNING  LAW  -  This  Agreement  and  the  rights and obligations and
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relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties hereto agree that the courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the courts of the Province of Ontario.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED,  SEALED  AND  DELIVERED     )
                                    )
                                    )     by: /s/  Kam  Shah
                                             -------------------
                                    )             KAM  SHAH
                                                  CONSULTANT

                                    )
                                    )     by:/s/  Terence  Robinson
                                    )        ----------------------
                                    )     DEALCHECK.COM  INC.
                                          CORPORATION
                                    )     Per:
                                    )     Name:  Terence  Robinson
                                               -------------------
                                    )     Title: Chairman